Exhibit 99.1

NEWS RELEASE

For more information contact:
David Pasquale
Global IR Partners
914-337-8801
lscc@globalirpartners.com

LATTICE SEMICONDUCTOR REPORTS THIRD QUARTER 2016 RESULTS

Third Quarter 2016 Financial Highlights*:

•	Revenue of $113.2 million.

•	On a GAAP basis, Net loss of $12.4 million or $0.10 per basic and diluted share.

•	On a Non-GAAP basis, Net income of $5.9 million or $0.05 per basic and diluted share.

•	Gross margin of 59.5% on a GAAP basis and 59.8% on a non-GAAP basis.
* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."
PORTLAND, OR - November 7, 2016 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the global leader in smart connectivity solutions, announced financial results today for the fiscal third quarter ended October 1, 2016.
The Company reported revenue for the third quarter of 2016 of $113.2 million, which increased 14.1% sequentially, as compared to the second quarter 2016 revenue of $99.2 million, and increased 3.2%, as compared to the third quarter 2015 revenue of $109.7 million on a GAAP basis (Lattice closed its acquisition of Silicon Image on March 10, 2015).
Gross margin on a GAAP basis was 59.5% for the third quarter of 2016, as compared to the second quarter of 2016 gross margin of 58.9% and 54.5% for the third quarter of 2015. Gross margin for the third quarter of 2016 was 59.8% on a non-GAAP basis, as compared to 59.1% for the second quarter of 2016 and 55.7% for the third quarter of 2015.
Total operating expenses for the third quarter of 2016 were $73.4 million on a GAAP basis as compared to $64.8 million for the second quarter of 2016 and $77.8 million for the third quarter of 2015. GAAP operating expenses in the third quarter of 2016 were adversely impacted by two non-recurring events: $7.5 million in bad debt expense due to the bankruptcy filing of one of our distributors; and a $7.9 million acquired intangible assets impairment charge due to changes in our role as the agent of the HDMI consortium. Total operating expenses were $52.9 million for the third quarter of 2016 on a non-GAAP basis, including the adverse impact of the previously mentioned $7.5 million in bad debt expense, as compared to $50.8 million for the second quarter of 2016, and $57.6 million for the third quarter of 2015.
GAAP net loss for the third quarter was $12.4 million ($0.10 per basic and diluted share), with net income of $5.9 million ($0.05 per basic and diluted share) on a non-GAAP basis. GAAP results for the third quarter of 2016 reflect the above mentioned $7.5 million in bad debt expense and $7.9 million impairment charge, along with $0.3 million in restructuring charges, $1.0 million in tax expense, $8.3 million in amortization of acquired intangible assets, and $4.3 million in stock-based compensation expense. This compares to a net loss on a GAAP basis in the prior quarter of $13.8 million ($0.12 per basic and diluted share), with net income on a non-GAAP basis in the prior quarter of $0.2 million ($0.00 per basic and diluted share), and compares to a net loss on a GAAP basis in the year ago period of $24.9 million ($0.21 per basic and diluted share), or a net loss of $5.4 million ($0.05 per basic and diluted share) on a non-GAAP basis. GAAP results for the second quarter of 2016 reflect $2.6 million in restructuring charges, $4.5 million in tax expense, $8.3 million in amortization of acquired intangible assets, and $3.2 million in stock-based compensation expense. GAAP results for the third quarter of 2015 reflect $6.8 million in restructuring charges, $0.6 million in acquisition related charges, a $0.3 million in tax provision, $8.9 million in amortization of acquired intangible assets, and $4.2 million in stock-based compensation expense.
Darin G. Billerbeck, President and Chief Executive Officer, said, "Our growth remains on track as we execute on our second half ramp, our R&D roadmap and the strategic initiatives that will help ensure our longer-term success. We achieved a 23% gain in FPGA revenue and continued growth in the overall consumer market. Better than expected manufacturing efficiencies combined with a favorable product mix in the quarter enabled us to deliver a 59.5% gross margin, which was well above our guidance."
Max Downing, Interim Chief Financial Officer, added, "Our non-GAAP operating expenses were adversely impacted by the aforementioned bad debt expense due to the unexpected bankruptcy filing of one of our distributors. Absent this non-recurring event, our non-GAAP operating expenses were $45.4 million, consistent with our plan. In addition, we agreed to restructure our role as the HDMI Licensing Agent under an amendment whereby a new independent entity will assume the agency responsibilities leading to reduction in our share of adopter fees. As a result, we recorded a non-cash impairment charge of $7.9 million during the quarter. The agency change will not have a material impact on our long term profitability given the corresponding reduction in associated expenses."

Recent Business Highlights

•
Epson Extends Relationship with Lattice to 60 GHz Wireless Technology: Epson’s flagship PowerLite Home Cinema 5040UBe3LCD Projector, is an industry’ first with 4K support for the consumer and enterprise markets. Lattice’s SiBEAM 60 GHz wireless technology delivers a robust, cable-like experience that is free from Wi-Fi interference to enable a seamless, high quality video connectivity solution, with an interface compatible with the HDMI® standard for in-room applications. This is the third generation of Epson’s projectors to incorporate Lattice’s technology, underscoring the companies long-term partnership.

•
Expands Automotive Product Portfolio with Addition of ECP5™ and CrossLink™ Programmable Devices: Lattice expanded its automotive product portfolio with ECP5™ and CrossLink™ programmable devices tailored specifically for interface bridging applications. Reinforcing Lattice’s commitment to the automotive market, the two products deliver optimized connectivity solutions for Advanced Driver Assistance Systems (ADAS) and infotainment applications, while also bridging the gap between emerging image sensor and video display interfaces with legacy automotive interfaces. Lattice's low power, small form factor, are ideal for multi-sensor aggregation and bridging in ADAS applications and enable the use of mobile interfaces in auto subsystems to reduce overall system cost, power and size.

Investor Conference Call / Webcast Details:
On November 3, 2016, the Company announced that it had entered into a definitive agreement to be acquired by Canyon Bridge Capital Partners, Inc. As a result of the acquisition announcement, the Company will not be holding the previously scheduled conference call and webcast, and will not provide an outlook for its future financial results.
The Company will also no longer host the analyst and investor meeting that was scheduled to be held on November 15, 2016.

Forward-Looking Statements Notice:
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to: our expectation that our growth remains on track as we execute on our second half ramp, our R&D roadmap and the strategic initiatives that will help ensure our longer-term success. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.
Estimates of future revenue are inherently uncertain due to, among other things, the high percentage of quarterly “turns” business. In addition, revenue is affected by such factors as global economic conditions, which may affect customer demand, pricing pressures, competitive actions, the demand for our Mature, Mainstream and New products, and in particular our iCE40™ and MachXO3L™ devices, the ability to supply products to customers in a timely manner, changes in our distribution relationships, or the volatility of our consumer business. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, including commodity costs, variations in manufacturing yields, the failure to sustain operational improvements, the actual amount of compensation charges due to stock price changes. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges could adversely affect our profitability.
In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks, the failure to achieve the anticipated benefits and synergies of the Silicon Image transaction. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended January 2, 2016, and Lattice’s quarterly reports filed on Form 10-Q.
You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:
Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation, restructuring charges, acquisition-related charges, amortization of acquired intangible assets, purchase accounting adjustments, and the estimated tax effect of these items. These charges and adjustments may or may not be infrequent or nonrecurring in nature but are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.
The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. In particular, investors may find the non-GAAP measures useful in reviewing our operating performance without the significant accounting charges resulting from the Silicon Image acquisition, alongside the comparably adjusted prior year results. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data when making their investment decisions.
In addition, the Company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:
Lattice Semiconductor Corporation (NASDAQ: LSCC) provides smart connectivity solutions powered by our low power FPGA, video ASSP, 60 GHz millimeter wave, and IP products to the consumer, communications, industrial, computing, and automotive markets worldwide. Our unwavering commitment to our customers enables them to accelerate their innovation, creating an ever better and more connected world.
For more information, visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube or RSS.
# # #
Lattice Semiconductor Corporation, Lattice (& design), L (& design), iCE40 and MachXO3L, and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

GENERAL NOTICE: Other product names used in this publication are for identification purposes only and may be trademarks of their respective holders.

Lattice Semiconductor Corporation
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2016	July 2, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Revenue	$113,225	$99,209	$109,715	$308,946	$304,772
Costs and expenses:
Cost of sales	45,801	40,783	49,866	125,992	138,965
Research and development	27,747	30,915	37,619	91,270	104,813
Selling, general and administrative	29,244	23,005	23,819	75,857	73,096
Amortization of acquired intangible assets	8,260	8,311	8,941	25,292	20,824
Restructuring charges	317	2,568	6,818	8,316	15,780
Acquisition related charges	—	—	610	94	22,078
Impairment of intangible assets	7,866	—	—	7,866	—
	119,235	105,582	127,673	334,687	375,556
Loss from operations	(6,010)	(6,373)	(17,958)	(25,741)	(70,784)
Interest expense	(5,235)	(5,062)	(5,754)	(15,257)	(12,870)
Other income (expense), net	209	2,532	(841)	3,558	(1,095)
Loss before income taxes and equity in net loss of an unconsolidated affiliate	(11,036)	(8,903)	(24,553)	(37,440)	(84,749)
Income tax expense	971	4,539	309	7,410	29,030
Equity in net loss of an unconsolidated affiliate, net of tax	(407)	(368)	—	(1,085)	—
Net loss	$(12,414)	$(13,810)	$(24,862)	$(45,935)	$(113,779)

Net loss per share, basic and diluted	$(0.10)	$(0.12)	$(0.21)	$(0.38)	$(0.97)

Shares used in per share calculations, basic and diluted	120,584	119,445	117,669	119,596	117,151

Lattice Semiconductor Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 1, 2016	January 2, 2016
Assets
Current assets:
Cash, cash equivalents and short-term marketable securities	$98,914	$102,574
Accounts receivable, net	93,946	88,471
Inventories	80,540	75,896
Other current assets	18,614	18,922
Total current assets	292,014	285,863

Property and equipment, net	51,576	51,852
Intangible assets, net of amortization	127,332	162,583
Goodwill	269,771	267,549
Deferred income taxes	473	578
Other long-term assets	15,087	17,495
	$756,253	$785,920

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$85,995	$83,761
Current portion of long-term debt	27,613	7,557
Deferred income and allowances on sales to sell-through distributors and deferred licensing and services revenue	21,586	19,859
Total current liabilities	135,194	111,177

Long-term debt	307,747	330,870
Other long-term liabilities	39,638	38,353
Total liabilities	482,579	480,400

Stockholders' equity	273,674	305,520
	$756,253	$785,920

LATTICE SEMICONDUCTOR CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	October 1, 2016	October 3, 2015
Cash flows from operating activities:
Net loss	$(45,935)	$(113,779)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	47,908	42,916
Impairment of intangible assets	7,866	—
Amortization of debt issuance costs and discount	1,213	2,037
Change in deferred income tax provision	—	17,689
Loss on sale or maturity of marketable securities	72	336
Stock-based compensation expense	12,107	13,609
Loss on disposal of fixed assets	263	—
Gain on sale of business unit	(2,646)	—
Equity in net loss of an unconsolidated affiliate, net of tax	1,085	—
Changes in assets and liabilities:
Accounts receivable, net	(5,728)	7,708
Inventories	(4,644)	6,738
Prepaid expenses and other current assets	(2,227)	(2,776)
Accounts payable and accrued expenses (includes restructuring)	6,294	7,786
Accrued payroll obligations	(454)	(10,309)
Income taxes payable	1,335	971
Deferred income and allowances on sales to sell-through distributors	3,067	5,481
Deferred licensing and services revenue	(258)	967
Net cash provided by (used in) operating activities	19,318	(20,626)
Cash flows from investing activities:
Proceeds from sales or maturities of short-term marketable securities	11,977	142,956
Purchases of marketable securities, net	(5,961)	(4,005)
Cash paid for business acquisition, net of cash acquired	—	(431,068)
Capital expenditures, net	(13,991)	(11,584)
Proceeds from sale of business unit, net of cash sold	1,972	—
Cash paid for a non-marketable investment	(1,000)	(3,000)
Cash paid for software licenses	(7,370)	(5,393)
Net cash used in investing activities	(14,373)	(312,094)
Cash flows from financing activities:
Net share settlement upon issuance of restricted stock units	(2,883)	(2,660)
Purchases of treasury stock	—	(6,970)
Net proceeds from issuance of common stock	5,353	3,382
Net proceeds from issuance of long-term debt	—	346,500
Cash paid for debt issuance costs	—	(8,283)
Repayment of debt	(4,279)	(1,750)
Net cash (used in) provided by financing activities	(1,809)	330,219

LATTICE SEMICONDUCTOR CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)
(unaudited)

	Nine Months Ended
(In thousands)	October 1, 2016	October 3, 2015
Effect of exchange rate change on cash	(579)	(754)
Net increase (decrease) in cash and cash equivalents	2,557	(3,255)
Beginning cash and cash equivalents	84,606	115,611
Ending cash and cash equivalents	$87,163	$112,356

Supplemental cash flow information:
Change in unrealized gain (loss) related to marketable securities, net of tax, included in Accumulated other comprehensive loss	$(50)	$(133)
Income taxes paid, net of refunds	$7,250	$5,403
Interest paid	$13,849	$6,225
Accrued purchases of plant and equipment	$402	$817

Lattice Semiconductor Corporation
- Supplemental Historical Financial Information -
(unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2016	July 2, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Operations Information
Percent of Revenue
Gross Margin	59.5%	58.9%	54.5%	59.2%	54.4%
R&D Expense	24.5%	31.2%	34.3%	29.5%	34.4%
SG&A Expense	25.8%	23.2%	21.7%	24.6%	24.0%
Depreciation and amortization (in thousands)	15,556	15,021	17,553	47,908	42,916
Capital expenditures (in thousands)	3,889	4,402	4,552	13,991	11,584
Stock-based compensation (in thousands)	4,309	3,242	4,199	12,107	12,562
Restructuring and severance related charges (in thousands)	317	2,568	6,818	8,316	15,780
Taxes paid (cash, in thousands)	2,386	2,368	2,291	7,250	5,403

Balance Sheet Information
Current Ratio	2.2	2.0	2.7
A/R Days Revenue Outstanding	76	78	71
Inventory Months	5.3	6.4	4.8

Revenue% (by Geography)
Asia	74%	68%	79%	70%	76%
Europe (incl. Africa)	12%	15%	12%	14%	14%
Americas	14%	17%	9%	16%	10%

Revenue% (by End Market) (1)
Communications and Computing	27%	29%	33%	30%	36%
Mobile and Consumer	31%	24%	34%	27%	31%
Industrial and Automotive	33%	37%	23%	34%	25%
Licensing and Services	9%	10%	10%	9%	8%

Revenue% (by Channel)
Sell-through distribution	62%	59%	46%	58%	45%
Direct	38%	41%	54%	42%	55%

(1) During the first quarter of fiscal 2016, the Company realigned its End Market categories; prior periods have been reclassified to match current period presentation.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2016	July 2, 2016	October 3, 2015	October 1, 2016	October 3, 2015

GAAP Revenue	$113,225	$99,209	$109,715	$308,946	$304,772
Fair value adjustment to deferred revenue from purchase accounting	—	—	361	—	5,091
Non-GAAP Revenue	$113,225	$99,209	$110,076	$308,946	$309,863

GAAP Gross margin	$67,424	$58,426	$59,849	$182,954	$165,807
Fair value adjustment to deferred revenue from purchase accounting	—	—	314	—	3,595
Inventory step-up expense	—	—	716	523	5,362
Stock-based compensation - gross margin	231	166	406	656	1,044
Non-GAAP Gross margin	$67,655	$58,592	$61,285	$184,133	$175,808

GAAP Gross margin %	59.5%	58.9%	54.5%	59.2%	54.4%
Cumulative effect of non-GAAP Gross Margin adjustments	0.3%	0.2%	1.2%	0.4%	2.3%
Non-GAAP Gross margin %	59.8%	59.1%	55.7%	59.6%	56.7%

GAAP Operating expenses	$73,434	$64,799	$77,807	$208,695	$236,591
Amortization of acquired intangible assets	(8,260)	(8,311)	(8,941)	(25,292)	(20,824)
Restructuring charges	(317)	(2,568)	(6,818)	(8,316)	(15,780)
Acquisition related charges (1)	—	—	(610)	(94)	(22,078)
Impairment of intangible assets	(7,866)	—	—	(7,866)	—
Stock-based compensation - operations	(4,078)	(3,076)	(3,793)	(11,451)	(11,518)
Non-GAAP Operating expenses	$52,913	$50,844	$57,645	$155,676	$166,391

(1) Includes stock-based compensation and severance costs related to change in control.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2016	July 2, 2016	October 3, 2015	October 1, 2016	October 3, 2015

GAAP Loss from operations	$(6,010)	$(6,373)	$(17,958)	$(25,741)	$(70,784)
Fair value adjustment to deferred revenue from purchase accounting	—	—	314	—	3,595
Inventory step-up expense	—	—	716	523	5,362
Stock-based compensation - gross margin	231	166	406	656	1,044
Amortization of acquired intangible assets	8,260	8,311	8,941	25,292	20,824
Restructuring charges	317	2,568	6,818	8,316	15,780
Acquisition related charges (1)	—	—	610	94	22,078
Impairment of intangible assets	7,866	—	—	7,866	—
Stock-based compensation - operations	4,078	3,076	3,793	11,451	11,518
Non-GAAP Income from operations	$14,742	$7,748	$3,640	$28,457	$9,417

GAAP Loss from operations %	(5.3)%	(6.4)%	(16.4)%	(8.3)%	(23.2)%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	18.3%	14.2%	19.7%	17.5%	26.2%
Non-GAAP Income from operations %	13.0%	7.8%	3.3%	9.2%	3.0%

GAAP Income tax expense	$971	$4,539	$309	$7,410	$29,030
Estimated tax effect of non-GAAP adjustments (2)	2,389	(2,499)	2,182	438	(19,941)
Non-GAAP Income tax expense	$3,360	$2,040	$2,491	$7,848	$9,089

(1) Includes stock-based compensation and severance costs related to change in control.
(2) During the second quarter of fiscal 2016, we refined our calculation of non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.” Prior periods have been similarly recalculated to conform to the current presentation.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2016	July 2, 2016	October 3, 2015	October 1, 2016	October 3, 2015

GAAP Net Loss	$(12,414)	$(13,810)	$(24,862)	$(45,935)	$(113,779)
Fair value adjustment to deferred revenue from purchase accounting	—	—	314	—	3,595
Inventory step-up expense	—	—	716	523	5,362
Stock-based compensation - gross margin	231	166	406	656	1,044
Amortization of acquired intangible assets	8,260	8,311	8,941	25,292	20,824
Restructuring charges	317	2,568	6,818	8,316	15,780
Acquisition related charges (1)	—	—	610	94	22,078
Impairment of intangible assets	7,866	—	—	7,866
Stock-based compensation - operations	4,078	3,076	3,793	11,451	11,518
Gain on sale of Qterics	—	(2,646)	—	(2,646)	—
Estimated tax effect of non-GAAP adjustments (2)	(2,389)	2,499	(2,182)	(438)	19,941
Non-GAAP Net income (loss)	$5,949	$164	$(5,446)	$5,179	$(13,637)

GAAP Net loss per share - basic and diluted	$(0.10)	$(0.12)	$(0.21)	$(0.38)	$(0.97)
Cumulative effect of Non-GAAP adjustments	0.15	0.12	0.16	0.42	0.85
Non-GAAP Net income (loss) per share - basic and diluted	$0.05	$—	$(0.05)	$0.04	$(0.12)

Shares used in per share calculations:
Basic	120,584	119,445	117,669	119,596	117,151
Diluted - GAAP (3)	120,584	119,445	117,669	119,596	117,151
Diluted - Non-GAAP (3)	122,236	120,871	117,669	121,232	117,151

(1) Includes stock-based compensation and severance costs related to change in control.
(2) During the second quarter of fiscal 2016, we refined our calculation of non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.” Prior periods have been similarly recalculated to conform to the current presentation.
(3) Diluted shares are calculated using the GAAP treasury stock method. In a loss position, diluted shares equal basic shares.